Exhibit 99.1
News Release
Pentair Reports First Quarter 2017 Results

•	First quarter sales of $1.2 billion.

•	First quarter GAAP EPS of $0.44 and adjusted EPS of $0.65.

•
Net cash used for operating activities of continuing operations of $89 million and free cash flow usage from continuing operations of $112 million. The company expects to deliver full year free cash flow of 100 percent of adjusted net income.

•	The company updates its 2017 GAAP EPS guidance to a range of $2.95 to $3.05 and maintains its adjusted EPS range of $3.45 to $3.55.

•
Pentair previously announced that it entered into a Share Purchase Agreement to sell its Valves & Controls business to Emerson Electric Co. for a purchase price of $3.15 billion in cash, subject to certain customary adjustments. The results of the Valves & Controls business, which was previously disclosed as a stand-alone reporting segment, have been presented as discontinued operations for all periods presented.

Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.
LONDON, United Kingdom — April 25, 2017— Pentair plc (NYSE: PNR) today announced first quarter 2017 sales of $1.2 billion. Sales were down 1 percent compared to sales for the same period last year. Excluding currency translation and acquisitions, core sales declined 1 percent in the first quarter. First quarter 2017 earnings per diluted share from continuing operations ("EPS") were $0.44 compared to $0.50 in the first quarter of 2016. On an adjusted basis, the company reported EPS of $0.65 compared to $0.61 in the first quarter of 2016. Segment income, adjusted net income, free cash flow, and adjusted EPS are described in the attached schedules.
First quarter 2017 operating income was $138 million, down 9 percent compared to operating income for first quarter of 2016, and return on sales ("ROS") was 11.7 percent, a decrease of 110 basis points when compared to the first quarter of 2016. On an adjusted basis, the company reported segment income of $184 million for the first quarter, up 3 percent compared to segment income for the first quarter of 2016, and ROS was 15.5 percent, an increase of 50 basis points when compared to the first quarter of 2016.
Net cash used for operating activities of continuing operations was $89 million and free cash flow usage from continuing operations was $112 million for the quarter. The company expects to deliver full year free cash flow of 100 percent of adjusted net income.
Pentair paid dividends of $0.345 per share in the first quarter of 2017. Pentair previously announced on December 8, 2016 that its Board of Directors approved a 3 percent increase in the company's regular annual cash dividend rate for 2017 to $1.38 from $1.34. 2017 marks the 41st consecutive year that Pentair has increased its dividend.
"We had a solid start to 2017 as both of our segments delivered ahead of their commitments and our adjusted EPS exceeded our prior guidance," said Randall J. Hogan, Pentair Chairman and Chief Executive Officer. "While we continue to feel good about the progress we are making on our productivity actions, we will monitor the important second quarter to see if the sales momentum experienced in the first quarter is sustainable.  We expect the previously announced sale of our Valves & Controls business to close in the coming days at which point we will gain balance sheet optionality, and of course, we will be disciplined in our capital allocation strategy.  Finally, we are even more confident that we can deliver double-digit adjusted EPS growth for the full year."

OUTLOOK
The company updates its 2017 GAAP EPS to a range of $2.95 to $3.05 and maintains its adjusted EPS range of $3.45 to $3.55 and anticipates full year 2017 sales of $4.8 billion, or down approximately 2 percent on a reported and core basis. The company expects to deliver full year free cash flow of approximately 100 percent of adjusted net income.

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In addition, the company introduces second quarter 2017 GAAP EPS guidance range of $0.87 to $0.89 and, on an adjusted EPS basis, a range of $0.97 to $0.99, up approximately 11% on an adjusted EPS basis versus the same quarter last year. The company expects second quarter revenue to be approximately $1.24 billion, which would be down approximately 5 percent on a reported basis and down approximately 4 percent on a core basis compared to second quarter 2016 revenue.

EARNINGS CONFERENCE CALL
Pentair Chairman and CEO Randall J. Hogan and Chief Financial Officer John L. Stauch will discuss the company's performance, first quarter 2017 results on a two-way conference call with investors at 8:00 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investors section of the company's website, www.pentair.com, shortly before the call begins. Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentation, both of which can be found on Pentair's website. The webcast and presentation will be archived at the company's website following the conclusion of the event.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains statements that we believe to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words "targets," "plans," "believes," "expects," "intends," "will," "likely," "may," "anticipates," "estimates," "projects," "should," "would," "positioned," "strategy," "future" or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the company’s ability to complete the sale of the Valves & Controls business on anticipated terms and timetable; overall global economic and business conditions, including worldwide demand for oil and gas; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions; competition and pricing pressures in the markets we serve; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including in our 2016 Annual Report on Form 10-K. All forward-looking statements speak only as of the date of this report. We assume no obligation, and disclaim any obligation, to update the information contained in this report.

ABOUT PENTAIR PLC
Pentair plc (NYSE: PNR) is a global company dedicated to building a safer, more sustainable world. Pentair delivers industry leading products, services and solutions that help people make the best use of the resources they rely on most. Its technology moves the world forward by ensuring that water is plentiful, useful and pure, and that critical equipment and those near it are protected. With 2016 revenues of $4.9 billion, Pentair employs approximately 19,000 people worldwide. To learn more, visit www.pentair.com.

PENTAIR CONTACTS:
Jim Lucas
Vice President, Investor Relations
Direct: 763-656-5575
Email: jim.lucas@pentair.com

Rebecca Osborn
Senior Manager, External Communications
Direct: 763-656-5589
Email: rebecca.osborn@pentair.com

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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended
In millions, except per-share data	March 31, 2017	March 31, 2016
Net sales	$1,183.5	$1,190.0
Cost of goods sold	761.2	758.7
Gross profit	422.3	431.3
% of net sales	35.7%	36.2%
Selling, general and administrative	253.9	250.1
% of net sales	21.5%	21.0%
Research and development	30.0	28.5
% of net sales	2.5%	2.4%
Operating income	138.4	152.7
% of net sales	11.7%	12.8%
Other (income) expense:
Equity income of unconsolidated subsidiaries	(0.2)	(0.4)
Net interest expense	35.0	36.2
% of net sales	3.0%	3.0%
Income from continuing operations before income taxes	103.6	116.9
Provision for income taxes	22.9	25.1
Effective tax rate	22.1%	21.5%
Net income from continuing operations	80.7	91.8
Income from discontinued operations, net of tax	7.1	15.6
Net income	$87.8	$107.4
Earnings per ordinary share
Basic
Continuing operations	$0.44	$0.50
Discontinued operations	0.04	0.09
Basic earnings per ordinary share	$0.48	$0.59
Diluted
Continuing operations	$0.44	$0.50
Discontinued operations	0.04	0.09
Diluted earnings per ordinary share	$0.48	$0.59
Weighted average ordinary shares outstanding
Basic	182.0	180.7
Diluted	184.0	182.4
Cash dividends paid per ordinary share	$0.345	$0.33

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Pentair plc and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	March 31, 2017	December 31, 2016
In millions
Assets
Current assets
Cash and cash equivalents	$238.1	$238.5
Accounts and notes receivable, net	914.4	764.0
Inventories	546.0	524.2
Other current assets	264.8	253.4
Current assets held for sale	877.8	891.9
Total current assets	2,841.1	2,672.0
Property, plant and equipment, net	551.9	538.6
Other assets
Goodwill	4,295.3	4,217.4
Intangibles, net	1,622.5	1,631.8
Other non-current assets	195.3	182.1
Non-current assets held for sale	2,311.9	2,292.9
Total other assets	8,425.0	8,324.2
Total assets	$11,818.0	$11,534.8
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$0.7	$0.8
Accounts payable	387.3	436.6
Employee compensation and benefits	148.0	166.1
Other current liabilities	558.6	511.5
Current liabilities held for sale	303.0	356.2
Total current liabilities	1,397.6	1,471.2
Other liabilities
Long-term debt	4,528.9	4,278.4
Pension and other post-retirement compensation and benefits	258.6	253.4
Deferred tax liabilities	602.2	609.5
Other non-current liabilities	149.2	162.0
Non-current liabilities held for sale	506.7	505.9
Total liabilities	7,443.2	7,280.4
Equity	4,374.8	4,254.4
Total liabilities and equity	$11,818.0	$11,534.8

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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three months ended
In millions	March 31, 2017	March 31, 2016
Operating activities
Net income	$87.8	$107.4
Income from discontinued operations, net of tax	(7.1)	(15.6)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used for) operating activities of continuing operations
Equity income of unconsolidated subsidiaries	(0.2)	(0.4)
Depreciation	21.4	20.9
Amortization	24.0	24.2
Deferred income taxes	(4.7)	(13.6)
Share-based compensation	16.4	16.1
Excess tax benefits from share-based compensation	—	(0.5)
Gain on sale of assets	—	(2.3)
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	(130.6)	(97.5)
Inventories	(8.6)	(9.4)
Other current assets	(18.0)	(42.6)
Accounts payable	(55.9)	(1.3)
Employee compensation and benefits	(23.9)	(16.8)
Other current liabilities	15.8	21.3
Other non-current assets and liabilities	(5.1)	(7.6)
Net cash provided by (used for) operating activities of continuing operations	(88.7)	(17.7)
Net cash provided by (used for) operating activities of discontinued operations	(17.3)	2.7
Net cash provided by (used for) operating activities	(106.0)	(15.0)
Investing activities
Capital expenditures	(23.6)	(32.8)
Proceeds from sale of property and equipment	—	5.4
Acquisitions, net of cash acquired	(56.7)	(0.1)
Other	—	(0.2)
Net cash provided by (used for) investing activities of continuing operations	(80.3)	(27.7)
Net cash provided by (used for) investing activities of discontinued operations	(3.7)	(4.3)
Net cash provided by (used for) investing activities	(84.0)	(32.0)
Financing activities
Net (repayments) receipts of short-term borrowings	(0.1)	0.7
Net receipts of commercial paper and revolving long-term debt	229.1	138.4
Repayment of long-term debt	—	(0.7)
Excess tax benefits from share-based compensation	—	0.5
Shares issued to employees, net of shares withheld	2.8	(1.6)
Dividends paid	(62.8)	(60.1)
Net cash provided by (used for) financing activities	169.0	77.2
Effect of exchange rate changes on cash and cash equivalents	20.6	1.6
Change in cash and cash equivalents	(0.4)	31.8
Cash and cash equivalents, beginning of year	238.5	126.3
Cash and cash equivalents, end of year	$238.1	$158.1

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Pentair plc and Subsidiaries
Reconciliation of the GAAP operating activities cash flow to the non-GAAP free cash flow (Unaudited)

	Three months ended
In millions	March 31, 2017	March 31, 2016
Net cash provided by (used for) operating activities of continuing operations	$(88.7)	$(17.7)
Capital expenditures	(23.6)	(32.8)
Proceeds from sale of property and equipment	—	5.4
Free cash flow from continuing operations	$(112.3)	$(45.1)
Net cash provided by (used for) operating activities of discontinued operations	(17.3)	2.7
Capital expenditures of discontinued operations	(3.9)	(5.4)
Proceeds from sale of property and equipment of discontinued operations	0.2	1.0
Free cash flow	$(133.3)	$(46.8)

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Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2017	2016
In millions	First Quarter	First Quarter
Net sales
Water	$682.9	$665.7
Electrical	502.2	524.6
Other	(1.6)	(0.3)
Consolidated	$1,183.5	$1,190.0
Segment income (loss)
Water	$116.0	$101.2
Electrical	103.5	112.8
Other	(36.0)	(36.1)
Consolidated	$183.5	$177.9
Return on sales
Water	17.0%	15.2%
Electrical	20.6%	21.5%
Consolidated	15.5%	14.9%

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Pentair plc and Subsidiaries
Reconciliation of the GAAP year ended December 31, 2017 to the non-GAAP excluding the effect of 2017 adjustments (Unaudited)

	Actual	Forecast
In millions, except per-share data	First Quarter	Second Quarter		Full Year
Total Pentair
Net sales	$1,183.5	approx	$1,240	approx	$4,800
Operating income	138.4	approx	227	approx	765
% of net sales	11.7%	approx	18%	approx	16%
Adjustments:
Restructuring and other	20.9	approx	—	approx	21
Intangible amortization	24.0	approx	23	approx	93
Equity income of unconsolidated subsidiaries	0.2	approx	—	approx	1
Segment income	183.5	approx	250	approx	880
% of net sales	15.5%	approx	20%	approx	18%
Net income from continuing operations—as reported	80.7	approx	165	approx	548
Adjustments to operating income	44.9	approx	23	approx	114
Income tax adjustments	(6.9)	approx	(5)	approx	(23)
Net income from continuing operations—as adjusted	$118.7	approx	$183	approx	$639
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.44	approx	$0.87 - $0.89	approx	$2.95 - $3.05
Adjustments	0.21	approx	0.10	approx	0.50
Diluted earnings per ordinary share—as adjusted	$0.65	approx	$0.97 - $0.99	approx	$3.45 - $3.55

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Pentair plc and Subsidiaries
Reconciliation of Net Sales Growth to Core Net Sales Growth by Strategic Business Group
For the Quarter Ending March 31, 2017

	Q1 Net Sales Growth
	Core	Currency	Acq. / Div.	Total
Water	2.4%	(0.3)%	0.5%	2.6%
Filtration & Process	0.4%	(0.8)%	1.9%	1.5%
Flow Technologies	(2.7)%	(0.3)%	—%	(3.0)%
Aquatic & Environmental Systems	13.1%	0.3%	(0.6)%	12.8%
Electrical	(4.5)%	(0.4)%	0.6%	(4.3)%
Enclosures	1.3%	(0.8)%	—%	0.5%
Thermal Management	(16.8)%	0.6%	—%	(16.2)%
Electrical & Fastening Solutions	7.0%	(0.8)%	2.6%	8.8%
Total Pentair	(0.8)%	(0.3)%	0.5%	(0.6)%

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Pentair plc and Subsidiaries
Reconciliation of the GAAP year ended December 31, 2016 to the non-GAAP excluding the effect of 2016 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Total Pentair
Net sales	$1,190.0	$1,301.2	$1,210.7	$1,188.1	$4,890.0
Operating income	152.7	203.4	182.8	161.8	700.7
% of net sales	12.8%	15.6%	15.1%	13.6%	14.3%
Adjustments:
Restructuring and other	0.6	12.2	8.1	(0.3)	20.6
Pension and other post-retirement mark-to-market loss	—	—	—	4.2	4.2
Intangible amortization	24.2	24.3	24.1	23.8	96.4
Tradename impairment	—	—	—	13.3	13.3
Equity income of unconsolidated subsidiaries	0.4	1.1	1.2	1.6	4.3
Segment income	177.9	241.0	216.2	204.4	839.5
% of net sales	15.0%	18.5%	17.9%	17.2%	17.2%
Net income from continuing operations—as reported	91.8	132.7	117.5	109.6	451.6
Loss on sale of businesses	—	—	—	3.9	3.9
Adjustments to operating income	24.8	36.5	32.2	41.0	134.5
Income tax adjustments	(5.4)	(7.9)	(7.0)	(10.7)	(31.0)
Net income from continuing operations—as adjusted	$111.2	$161.3	$142.7	$143.8	$559.0
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.50	$0.73	$0.64	$0.60	$2.47
Adjustments	0.11	0.15	0.14	0.18	0.58
Diluted earnings per ordinary share—as adjusted	$0.61	$0.88	$0.78	$0.78	$3.05